                                   Exhibit A

DST/USCS Combined Quarterly Results

On December 21, 1998, DST Systems, Inc. ("DST" or the "Company") completed its merger (the USCS Merger) with USCS International, Inc. (USCS) through the issuance of 13.8 million shares of DST common stock. The USCS Merger was accounted for under the pooling of interests accounting method. Accordingly, the DST financial results have been restated to combine the historical results of operations of DST and USCS, adjusted for conformity of accounting policies relating primarily to USCS depreciation and amortization policies and accounting for the costs of software developed for internal USCS use.

DST announced fourth quarter and full year 1998 combined results in a press release and Form 8-K dated February 1, 1999. The following presents combined quarterly financial data for the years ended December 31, 1997 and 1998 restated for the USCS Merger.


                                DST SYSTEMS, INC.
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     (In millions, except per share amounts)
                                   (Unaudited)

                                                    Year Ended December 31, 1997
                                      ---------------------------------------------------------------------------

                                              First          Second         Third          Fourth
                                             Quarter        Quarter        Quarter        Quarter         Total
                                      ---------------------------------------------------------------------------

Revenues                                     $ 229.7        $ 228.1        $ 232.9        $ 259.3        $ 950.0

Costs and expenses                             172.9          173.1          176.7          196.9          719.6
Depreciation and amortization                   25.1           25.1           26.6           26.7          103.5
                                      ---------------------------------------------------------------------------


Income from operations                          31.7           29.9           29.6           35.7          126.9
Interest expense                                (2.5)          (2.2)          (1.9)          (1.9)          (8.5)
Other income                                     1.1            1.3            2.3            1.1            5.8
Equity in earnings (losses)
  of unconsolidated affiliates                   1.0            0.8           (0.4)          (2.7)          (1.3)
                                      ---------------------------------------------------------------------------


Income before income taxes
  and minority interest                         31.3           29.8           29.6           32.2          122.9
Income taxes                                    11.4           10.4           10.6           10.5           42.9
                                      ---------------------------------------------------------------------------


Income before minority interest                 19.9           19.4           19.0           21.7           80.0
Minority interest in income (losses)             0.1            0.3            0.3           (0.1)           0.6
                                      ---------------------------------------------------------------------------


Net Income                                    $ 19.8         $ 19.1         $ 18.7         $ 21.8         $ 79.4
                                      ===========================================================================


Basic earnings per share                      $ 0.31         $ 0.30         $ 0.30         $ 0.35         $ 1.25
Diluted earnings per share                    $ 0.31         $ 0.29         $ 0.29         $ 0.34         $ 1.23

Average shares outstanding                      63.8           63.7           63.7           63.0           63.6
Diluted shares outstanding                      64.8           64.8           65.0           64.2           64.7



                                DST SYSTEMS, INC.
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     (In millions, except per share amounts)
                                   (Unaudited)

                                                    Year Ended December 31, 1998
                                      ---------------------------------------------------------------------------

                                              First          Second         Third          Fourth
                                             Quarter        Quarter        Quarter        Quarter         Total
                                      ---------------------------------------------------------------------------



Revenues                                     $ 266.0        $ 269.8        $ 268.8        $ 291.5      $ 1,096.1

Costs and expenses                             198.4          207.6          207.0          221.7          834.7
Depreciation and amortization                   27.2           24.6           26.2           30.8          108.8
Merger charges                                                                 7.1           26.0           33.1
                                      ---------------------------------------------------------------------------


Income from operations                          40.4           37.6           28.5           13.0          119.5
Interest expense                                (2.6)          (2.3)          (2.0)          (1.7)          (8.6)
Other income                                     1.0            1.3            3.7            1.4            7.4
Equity in earnings (losses)
  of unconsolidated affiliates                  (0.4)           0.1           (1.2)          (1.2)          (2.7)
                                      ---------------------------------------------------------------------------


Income before income taxes
  and minority interest                         38.4           36.7           29.0           11.5          115.6
Income taxes                                    14.3           13.6           11.3            5.1           44.3
                                      ---------------------------------------------------------------------------


Income before minority interest                 24.1           23.1           17.7            6.4           71.3
Minority interest in losses                                    (0.2)                         (0.1)          (0.3)
                                      ---------------------------------------------------------------------------


Net Income                                    $ 24.1         $ 23.3         $ 17.7          $ 6.5         $ 71.6
                                      ===========================================================================


Basic earnings per share                      $ 0.38         $ 0.37         $ 0.28         $ 0.10         $ 1.14
Diluted earnings per share                    $ 0.38         $ 0.36         $ 0.27         $ 0.10         $ 1.11

Average shares outstanding                      62.6           62.8           62.8           62.8           62.7
Diluted shares outstanding                      64.0           64.2           64.5           64.5           64.3


The above amounts reflect a reclassification of certain depreciation and amortization that was previously classified as costs and expenses in the fourth quarter and full year 1998 combined results contained in the February 1, 1999 press release and Form 8-K dated February 1, 1999. The reclassification did not result in any changes to previously reported income from operations or net income.

DST/USCS Combined January 1999 Results

DST is announcing January 1999 financial results to satisfy certain pooling of interests accounting requirements. DST/USCS combined unaudited financial results for the month ended January 31, 1999 included combined revenues of $99.6 million and combined net income of $13.2 million or $.20 per diluted share.

The January 1999 financial results included herein have been prepared by DST, without audit. These financial results should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements for the three years ended December 31, 1997 and the nine months ended September 30, 1997 and 1998, the DST Annual Report on Form 10-K for the year ended December 31, 1997, and the USCS Annual Report on Form 10-K for the year ended December 31, 1997 included in the Registration Statement on Form S-4 dated November 20, 1998 filed by DST with the Securities and Exchange Commission.

In the opinion of management, the unaudited combined financial results referred to above contain all adjustments (consisting of normal interim closing procedures) necessary to present fairly the financial results of DST for the month ended January 31, 1999.

Effective January 1, 1999, DST adopted, as required, Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Prior to the adoption of SOP 98-1, the Company expensed the costs of internally developed proprietary software as it was incurred. SOP 98-1, effective for fiscal periods beginning after December 15, 1998, requires that certain costs for the development of internal use software should be capitalized, including coding and software configuration costs, costs of upgrades and enhancements. For the month ended January 31, 1999, the Company capitalized $1.6 million of costs related to the development of internal use software. Based on internal software development plans, the Company estimates that $14 to $20 million of costs related to the development of internal use software could be capitalized for the year ending December 31, 1999, net of related amortization. These costs, which would have been previously expensed, will be amortized under DST's current policy on a straight line basis, depending on the nature of the project, generally over a three to five year period beginning on the date such software is placed in service. The estimated range of capitalizable development costs for internal use software reflects DST's views as of today. There may be differences between these estimates and actual development costs, and those differences may be material.

While DST generally does not have significant seasonal fluctuations in its business operations, processing and output volumes for mutual fund customers are usually higher in the month of January and during the quarter ended March 31 due primarily to processing year-end transactions and printing and mailing of year-end statements and tax forms. January 1999 results also included higher than expected license revenues. The financial results for the month ended January 31, 1999, are not necessarily indicative of the results to be expected for the quarter ended March 31, 1999 or the full year 1999.

                                                       *****

The information and comments above may include forward-looking statements respecting DST and its businesses. Such information and comments are based on DST's views as of today, and actual results could differ. There could be a number of factors affecting future results, including those set forth in Form S-4 dated November 20, 1998 filed by DST with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking comments.